CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 17, 1999, accompanying the consolidated financial statements of Healthcare Services Group, Inc. and Subsidiaries, appearing in the 1998 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended December 31, 1998, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.





GRANT THORNTON LLP


Edison, New Jersey
December 10, 1999